SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of Earliest Event Reported) - October 23, 1998

                                 ---------------


                        THE ULTIMATE SOFTWARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    000-24347                 65-0694077
(State or other jurisdiction  (Commission File Number)         (IRS Employer
     of Incorporation)                                       Identification No.)



3111 STIRLING ROAD, FORT LAUDERDALE, FLORIDA                       33312
 (Address of principal executive offices)                        (Zip Code)


                                 (954) 266-1000
              (Registrant's telephone number, including area code)


                                      NONE

             (Former name or address, if changed since last report)

Item 5.  OTHER EVENTS.

         On October 22, 1998, the Board of Directors of The Ultimate Software Group, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company. The dividend is payable on November 15, 1998 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company, par value $0.01 per share (the "Preferred Shares"), at a price of $45 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and BankBoston, N.A. as Rights Agent (the "Rights Agent").

DISTRIBUTION DATE; EXERCISABILITY

         Initially, the Rights will be attached to all Common Share certificates and no separate Rights certificates will be issued. Separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the day which is the earlier of (i) the tenth day after a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) such date as may be determined by action of the Board of Directors of the Company following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being the "Distribution Date").

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on October 22, 2008 (the "Expiration Date"), unless the Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

FLIP-IN

         If a person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

         For example, at an exercise price of $45 per Right, each Right not owned by an Acquiring Person following an event set forth in the preceding paragraph would entitle its holder to purchase $90 worth of Common Shares (or other consideration, as noted above) for $45. Assuming a value of $22.50 per Common Share at such time, the holder of each valid Right would be entitled to purchase four Common Shares for $45.

FLIP-OVER

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

EXCHANGE

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

REDEMPTION

         At any time prior to the tenth day after a person (or group of affiliated persons) has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

AMENDMENT

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after the existence of an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).

ADJUSTMENT

         The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are subject to adjustment under certain circumstances.

PREFERRED STOCK

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

RIGHTS OF HOLDERS

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

FURTHER INFORMATION

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated October 22, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Not applicable
         (b)      Not applicable
         (c)      Exhibit 1         Restated Certificate of Incorporation of the
                                    Company (incorporated by reference to
                                    Exhibit 3.2 to Registration Statement No.
                                    333-47881).


                  Exhibit 2 Rights Agreement, dated as of October 22, 1998, between The Ultimate Software Group, Inc. and BankBoston, N.A., as Rights Agent. The Rights Agreement includes the Form of Certificate of Designations of Series A Junior Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C.


                  Exhibit 3 Press Release, dated October 23, 1998, announcing adoption of the Stockholder Rights Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE ULTIMATE SOFTWARE GROUP, INC.

                              By: /S/ SCOTT SCHERR
                                 -----------------------------------------------
                                 Name:  Scott Scherr
                                 Title: Chairman of the Board, President and
                                        Chief Executive Officer

Dated: October 23, 1998

                                  EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

    2 Rights Agreement, dated as of October 22, 1998, between The Ultimate Software Group, Inc. and BankBoston, N.A., as Rights Agent. The Rights Agreement includes the Form of Certificate of Designations of Series A Junior Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C.

    3 Press Release, dated October 23, 1998, announcing adoption of the Stockholder Rights Plan.